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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 17, 1996 relating to the financial statements of the Western Division of Santa Fe Energy Resources, Inc., and of our report dated September 17, 1996 relating to the balance sheet of Monterey Resources, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts", "Summary Historical and Pro Forma Financial Information" and "Selected Historical and Pro Forma Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical and Pro Forma Financial Information" or "Selected Historical and Pro Forma Financial Information."


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas

October 22, 1996